Investor Presentation November 2023 Exhibit 99.1

Delek Tech 2 Forward Looking Statement Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral or written presentations contain forward-looking statements within the meaning of federal securities laws that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. These forward-looking statements include, but are not limited to, the statements regarding the following: financial and operating guidance for future and uncompleted financial periods; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; cost reductions; crude oil throughput; crude oil market trends, including production, quality, pricing, demand, imports, exports and transportation costs; competitive conditions in the markets where our refineries are located; the performance of our joint venture investments, and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; long-term value creation from capital allocation; targeted internal rates of return on capital expenditures; execution of strategic initiatives and the benefits therefrom, including cash flow stability from business model transition and approach to renewable diesel; and access to crude oil and the benefits therefrom. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, including uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US’ ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, gathering, pricing, production and transportation capacity; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability of the Wink to Webster joint venture to construct the long-haul pipeline; the ability of the Red River joint venture to expand the Red River pipeline; the possibility of litigation challenging renewable fuel standard waivers; the ability to grow the Midland Gathering System; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. To reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation

Delek US Holdings

Integrated Downstream Energy Company

Refining – 302,000 BPD crude throughput capacity from four PADD 3 refineries with access to advantaged domestic, inland crudes and Gulf Coast product pricing

Logistics – transportation, storage and wholesale distribution of crude oil, intermediate and refined products, primarily through Delek Logistics (DKL), a master limited partnership

Retail – approximately 250 convenience stores, primarily in West Texas and New Mexico

Unlocking Value for Shareholders and Unitholders

Evaluating opportunities across Delek US business segments to unlock value for shareholders and unitholders

As of September 30, 2023, Delek US owns 78.7% of DKL, implied equity value of approximately $1.44 billion or ~$42 per DK share(1)

Alternatives to highlight Retail multiple of 7x - 10x(2)

Financial Strength and Flexibility

Delek US Holdings (DK) – $901.7 million of cash; $2,638.0 million long-term debt; $1.74 billion of net debt, as of September 30, 2023

Delek Logistics (DKL) – $4.2 million cash; $1,741.4 million in total debt, as of September 30, 2023

DK excluding DKL – $897.5 million cash; $ $896.6 million long-term debt, $(0.9) million net cash, excluding DKL

(1) FactSet - 9/30/2023 - 13F and Pricing Information
(2) Multiples based on sell-side research (Raymond James, Piper Sandler, ScotiaBank and Wells Fargo)

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Accomplishments Operational Excellence Safety and reliability • 2023 best safety yr; 3Q23 record total throughput, successful Tyler turnaround Streamline processes • Standardizing structure and processes throughout operations Financial Strength and Shareholder Return Portfolio performance • 3Q23 Record Logistics EBITDA, Retail best EBITDA since COVID $75 - $100 million buy backs in 2023 • $85 million in buy backs through Oct 31, 2023 Committed to a sustainable quarterly dividend • $45 million paid through Sept 30, 2023; raised dividend to $0.24/sh Debt reduction • $416 million debt paid down and $476 million net-debt improved Strategic Initiatives Cost and efficiency improvements • Targeting $100 million run-rate cost reduction in 2024 Unlocking 'Sum of the Parts' value • Have a clear strategy and are on plan to meet our objectives Well prepared for mid-cycle market environment Strategic Objectives Last Twelve Months Review 4

Delek Tech 5 Integrated Company with Asset Diversity and Scale Source 207,000 bpd from Permian Basin • Growing gathering system • Wink to Webster JV Crude Oil Pipeline RIO Refinery Crude Throughput Capacity (BPD) Nelson Complexity Tyler 75,000 8.7 El Dorado 80,000 10.2 Big Spring 73,000 10.5 Krotz Springs 74,000 8.8 Crude Throughput 302,000 9.6

Delek US Adjusted EBITDA - 3Q YTD 2023 vs 3Q YTD 2022 ($MM) 6 3Q23 *YTD Adjusted EBITDA Results by Segment Refining Logistics Retail Corporate $ 716.8 $ 278.8 $ 37.6 $ (144.1) $960.0 $(141.2) $54.1 $1.3 $14.9 $889.1 YTD* as of September, 30 2022 Refining Logistics Retail Corporate YTD* as of September, 30 2023 *YTD = Year-to-Date

Delek US Cash Flows - 3Q YTD 2023 ($MM) 7 $841.3 $922.8 $(338.6) $(523.8) $901.7 12/31/2022 Cash Balance* Operating Activities Investing Activities Financing Activities 9/30/2023 YTD Cash Balance* *YTD = Year-to-Date

Capital Expenditures $'s in Millions 2023 Forecast Capital Expenditures $380 - 390 Estimated Proceeds* 20 Net Capital Expenditures $360 - 370 Capital Expenditure Allocation 4% 73% 23% 9% 70% 21% Regulatory Sustaining Growth 3Q23 YTD 2023 Forecast *Insurance proceeds and growth capex partially funded by producers $'s in Millions 3Q23 YTD Capital Expenditures $302 8

Net Debt $'s in Millions Sept 30, 2023 Jun 30, 2023 Dec 31, 2022 Consolidated long-term debt - current portion $ 29.5 $ 49.5 $ 74.5 Consolidated long-term debt - non-current portion $ 2,608.5 $ 2,761.4 $ 2,979.2 Consolidated total long-term debt $ 2,638.0 $ 2,810.9 $ 3,053.7 Less: Cash and cash equivalents $ 901.7 $ 821.6 $ 841.3 Consolidated net debt $ 1,736.3 $ 1,989.3 $ 2,212.4 Less: Delek Logistics net debt $ 1,737.2 $ 1,736.6 $ 1,653.6 Delek US, excluding DKL net (cash) / debt $ (0.9) $ 252.7 $ 558.8 9

Delek Tech 10 Refining DK Refining System Tyler El Dorado Big Spring Krotz Springs PADD 3 Refining System with Crude Slate Optionality Crude Slate % *as of September, 30 2023 73.3% 4.0% 4.1% 18.6% WTI Crude Oil Gulf Coast Sweet Crude Local Arkansas Crude Oil Other 78.1% 21.9% WTI Crude Oil East Texas Crude Oil 67.6% 14.8% 17.6% WTI Crude Oil Local Arkansas Crude Oil Other 68.8% 31.2% WTI Crude Oil WTS Crude Oil 79.0% 13.5% 7.5% WTI Crude Oil Gulf Coast Sweet Crude Other Refinery Crude Throughput Capacity (BPD) Nelson Complexity Tyler 75,000 8.7 El Dorado 80,000 10.2 Big Spring 73,000 10.5 Krotz Springs 74,000 8.8 Crude Throughput 302,000 9.6

11 Logistics Primarily through 78.7% owned MLP, Delek Logistics Partners, LP (DKL) Expansive gathering business ~1,970 miles of pipeline ~10.8MMB active shell capacity ~200 MBPD water disposal ~88 MMCFD gas processing capacity 10 light product distribution terminals Diversifies portfolio of assets integrated with Refining and Marketing Positioned to benefit from activity in the Permian Basin Multi-year minimum volume commitment (MVC) contracts

12 Retail ~80% integration with existing downstream operations offering synergies and competitive advantage Operate 250 C-stores in West Texas and New Mexico 526 thousand average retail gallons sold through Sept 30, 2023 Implement interior rebranding/ re- imaging *YTD = Year-to-Date

Environmental, Social, and Governance (ESG) Third Annual Sustainability Report to be Published December 2023 13 (1) THE USE BY THE DELEK COMPANIES OF ANY MSCI ESG RESEARCH LLC OR ITS AFFILIATES (“MSCI”) DATA, AND THE USE OF MSCI LOGOS, TRADEMARKS, SERVICE MARKS OR INDEX NAMES HEREIN, DO NOT CONSTITUTE A SPONSORSHIP, ENDORSEMENT, RECOMMENDATION, OR PROMOTION OF THE DELEK COMPANIES BY MSCI. MSCI SERVICES AND DATA ARE THE PROPERTY OF MSCI OR ITS INFORMATION PROVIDERS, AND ARE PROVIDED ‘AS-IS’ AND WITHOUT WARRANTY. MSCI NAMES AND LOGOS ARE TRADEMARKS OR SERVICE MARKS OF MSCI. (2) S&P Global ESG Score as of 2022. Peer Analysis S&P Global ESG Score(2) MPC - Marathon Petroleum 60 PSX - Philips 66 56 VLO - Valero 47 DINO - HF Sinclair 30 DK - Delek 20 PARR - Par Pacific 19 PBF - PBF Energy 13 CVI - CVR Energy 7 Average 54.3 Environmental We plan to cut our Scope 1 & Scope 2 emissions by 34% by 2030 Enhanced transparency by disclosing, for the 1st time, figures for water consumption and product spills Make annual disclosures using both the TCFD and SASB frameworks Social Set 1st diversity hiring targets, seeking a 3% increase in the overall number of female employees and a 3% increase in the number of female and POC employees for director and above roles Established new Leadership Development Program to strengthen employee skills in the area of change management & communications Disclose, annually, our EEO-1 filing to the US Department of Labor Governance 33.3% of our Board is diverse Board includes 2 female Directors and 1 Director from an underrepresented group 77.8% of our Board Directors are independent Implemented new Sustainability Operations Team (SOT) to coordinate execution of company’s policies and plans Review our Sustainability Report, available on our website, for SASB, TCFD, EEO-1 and other disclosures.

Fourth Quarter 2023 Forecast $'s in Millions Low High Operating Expenses $210 $220 General and Administrative Expenses $65 $70 Depreciation and Amortization $90 $95 Net Interest Expense $80 $85 Barrels per day (bpd) Low High Total Crude Throughput 284,000 302,000 Total Throughput 292,000 305,000 Total Throughput by Refinery: Tyler, TX 73,000 76,000 El Dorado, AR 81,000 84,000 Big Spring, TX 61,000 64,000 Krotz Spring, LA 77,000 81,000 14

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA

Reconciliation of Segment EBITDA Attributable to Delek to Adjusted Segment EBITDA

$ in millions (unaudited)	Nine Months Ended September 30, 2023 Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$ 587.7	$ 278.8	$ 37.6	$ (172.6)	$ 731.5
Adjusting items					
Net inventory LCM valuation (benefit) loss	(6.2)	—	—	—	(6.2)
Other inventory impact [1][2]	145.4	—	—	—	145.4
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements [3]	(8.1)	—	—	—	(8.1)
Restructuring costs	—	—	—	6.4	6.4
Business Interruption insurance recoveries	(10.0)	—	—	—	(10.0)
El Dorado refinery fire losses	8.0	—	—	—	8.0
Net income attributable to non-controlling interest	—	—	—	22.1	22.1
Total Adjusting items	129.1	—	—	28.5	157.6
Adjusted Segment EBITDA	$ 716.8	$ 278.8	$ 37.6	$ (144.1)	$ 889.1

$ in millions (unaudited)	Nine Months Ended September 30, 2022 Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek	$ 758.2	$ 214.1	$ 36.3	$ (183.4)	$ 825.2
Adjusting items					
Net inventory LCM valuation (benefit) loss	19.1	—	—	—	19.1
Other inventory impact [1][2]	137.5	—	—	—	137.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements [3]	(30.9)	—	—	—	(30.9)
Transaction related expenses	—	10.6	—	—	10.6
Business Interruption insurance recoveries	(25.9)	—	—	—	(25.9)
Net income attributable to non-controlling interest	—	—	—	24.4	24.4
Total Adjusting items	99.8	10.6	—	24.4	134.8
Adjusted Segment EBITDA	$ 858.0	$ 224.7	$ 36.3	$ (159.0)	$ 960.0

[1] See further discussion in the "Significant Transactions During the Quarter Impacting Results" section. In the Q3 Earnings Release.

[2] Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.

[3] Starting with the quarter ended March 31, 2023, we no longer adjust non-GAAP financial measures for unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. Historical non-GAAP financial measures have been revised to conform to current period presentation.

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